Exhibit B.  Consent of Independent Auditors


                   Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-37477) pertaining to the Savings and Investment Plan of Fourth Financial Corporation of our report dated June 23, 1995, with respect to the financial statements and schedules of the Fourth Financial Corporation Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.


                                                          /s/ Ernst & Young LLP

                                                              ERNST & YOUNG LLP

Wichita, Kansas
June 28, 1995